UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Date of Report (Date of earliest event reported): November 2, 2012

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2012, the Board of Directors (the “Board”) of Wynn Resorts, Limited (the “Company”) adopted the Fifth Amended and Restated Bylaws of the Company (the “Fifth Amended and Restated Bylaws”). The Fifth Amended and Restated Bylaws became effective immediately upon their adoption by the Board. The amendments are summarized below.

Advance Notice Provisions

The amendments provide that a stockholder must give any notice of intention to nominate directors or propose other business at an annual or special meeting not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, or, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting date or the 10th day following the day on which public announcement of the date of such meeting is first made. Previously, stockholders were required to deliver such notices not less than 60 nor more than 90 days prior to the day of the meeting, or, if the date of the meeting was first publicly announced or disclosed less than 70 days prior to the day of the meeting, not more than 10 days after such date was first announced or disclosed. Since the Company expects to hold its 2013 annual meeting of stockholders during the first week of May 2013, to be timely, a stockholder’s notice for the 2013 annual meeting of stockholders must be delivered to the Company’s principal executive offices not earlier than 5:00 p.m. (the close of business) on January 7, 2013 and not later than 5:00 p.m. (the close of business) on February 6, 2013.

The amendments require additional information from a stockholder who wishes to nominate a director or propose other business at a stockholder meeting. Among other things, a stockholder must provide information about agreements, arrangements and understandings relating to a director nomination or other business and any agreement, arrangement or understanding that has the effect or intent of mitigating loss, managing risk or benefiting from changes in the share price of any class or series of Company shares, or increasing or decreasing voting power with respect to Company shares, including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares. In addition within five business days after the record date of the meeting, the stockholder must provide the Company with a written update of certain information required to be included in the stockholder’s proposal or nomination notice to the Company. With respect to the proposal of business other than director nominations, the amendments also require additional information regarding the business the stockholder intends to propose. In addition, the amendments require any stockholder who wishes to nominate a director or propose other business at a stockholder meeting to appear in person or by proxy at the meeting to propose such nomination or other business.

Notice by Electronic Transmission

Amendments were made to provide that, pursuant to Nevada corporation law, certain forms of electronic transmission may be used for communications and notices by or to the Company, directors and stockholders.

Conduct of Meetings

Amendments were made to the provisions relating to the conduct of stockholder meetings, including more detailed provisions regarding who presides at such meetings and the responsibilities of such presiding person.

Other Amendments

The provision addressing exceptions to the Nevada acquisition of controlling interest statutes was amended to delete a reference to Aruze USA and its affiliates. In addition, amendments were made to improve readability, enhance consistency in the use of defined terms and cross-references, clarify the operation of various provisions and make other minor and conforming changes.

The foregoing description is qualified in its entirety by reference to the Fifth Amended and Restated Bylaws, effective as of November 2, 2012, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Fifth Amended and Restated Bylaws of Wynn Resorts, Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Date: December 14, 2012	By:	/s/ Matt Maddox
	Name:	Matt Maddox
	Title:	Chief Financial Officer and Treasurer

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